UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2005

SABRE HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-12175	75-2662240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive, Southlake, Texas		76092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code :  (682) 605-1000

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 17, 2005, the stockholders of Sabre Holdings Corporation (the “Company”) approved the amendments to the Company’s Second Restated Certificate of Incorporation set forth in Proposals 3 and 4 of the Company’s proxy statement (the “Proxy Statement”) for the annual meeting of stockholders held May 17, 2005, filed with the Securities and Exchange Commission on April 1, 2005.  Please see Appendix A to the Proxy Statement for an indication of the changes that were approved (deleted text is indicated via strike-throughs and added text is underlined).  The Third Restated Certificate of Incorporation of Sabre Holdings Corporation (the “Charter”), which incorporates these changes, was filed with the Secretary of State of the State of Delaware on May 17, 2005.

On May 17, 2005, the Board of Directors of the Company approved Amended and Restated Bylaws of Sabre Holdings Corporation (the “Bylaws”).  As described in the Proxy Statement, the amendments to the Company’s prior bylaws were similar to the changes made to the Charter and were intended to keep these documents consistent.  All of the changes reflected in the Bylaws are indicated in the copy of the Bylaws attached hereto as Exhibit 99.1 (text deleted from the prior bylaws is indicated via strike-throughs and text added to the prior bylaws is underlined).

The Company has posted clean copies of both the Charter and the Bylaws on its website.

Item 9.01.                                          Financial Statements and Exhibits

Exhibit(s)

Exhibit	Description

3.2	Amended and Restated Bylaws of Sabre Holdings Corporation, as effective May 18, 2005 and marked to indicate changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRE HOLDINGS CORPORATION

(Registrant)

Date: May 18, 2005
/s/ James F. Brashear
(Signature)
Name: James F. Brashear
Title: Corporate Secretary

EXHIBIT INDEX

Exhibit 3.2:	Amended and Restated Bylaws of Sabre Holdings Corporation, as effective May 18, 2005 and marked to indicate changes.